Exhibit 10.18

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of October 1, 2017, by and between REG Life Sciences, LLC, an Iowa limited liability company with an address at 416 S Bell Ave, Ames, IA 50010 (“Sublandlord”), and MyoKardia, Inc., a Delaware corporation with an address at 333 Allerton Drive, South San Francisco, CA 94080 (“Subtenant”).

WHEREAS, Alexandria Real Estate Equities, Inc., a Maryland corporation, as landlord (“Landlord”), and Sublandlord, as tenant, are parties to a certain Lease Agreement dated as of November 5, 2009, as amended by that certain First Amendment to Lease Agreement dated as of September 22, 2011, as further amended by that certain Second Amendment to Lease Agreement dated as of February 14, 2013 (“Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement dated as of March 17, 2014 (“Third Amendment”), and as further amended by that certain Fourth Amendment to Lease Agreement dated as of March 23, 2016 (“Fourth Amendment”), (as amended, the “Master Lease”), whereby Landlord leased to Sublandlord certain premises of a certain building (the “Building”) located at 600 Gateway Blvd., South San Francisco, CA, San Francisco, California, consisting of approximately ±50,400 rentable square feet (“Master Premises”), as more particularly described in the Master Lease, upon the terms and conditions contained therein.  All initially capitalized terms used herein shall have the same meanings ascribed to them in the Master Lease unless otherwise defined herein.  A copy of those portions of the Master Lease is attached hereto as Exhibit “A” and made a part hereof.

WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises so indicated on the demising plan annexed hereto as Exhibit “B” and made a part hereof (“Sublease Premises”) on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.Demise.  Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises consisting of approximately ±8,000 rentable square feet of office space located on the second floor of the Building, upon and subject to the terms, covenants and conditions hereinafter set forth.  The parties stipulate that the square footage of the Sublease Premises shall be as specified above.

2.Sublease Term.

(a)Sublease Term.  The term of this Sublease (“Term”) shall commence on the earlier of (i) October 1, 2017 (“Sublease Commencement Date”), and end, unless sooner terminated as provided herein, on October 31, 2019, approximately twenty-five (25) months from the Sublease Commencement Date (“Sublease Expiration Date”).

(b)Early Access. Sublandlord shall allow Subtenant early access to the Sublease Premises for the purpose of installing any necessary cabling, telephone equipment, furniture, and/or any other purpose related to Subtenant’s occupancy upon full execution of this Sublease and consent documents. Early access shall be subject to reasonable conditions of Sublandlord for hours and access, and free of all rent and/or Normal Operating Expenses (as defined herein), and Subtenant assumes all risks and shall indemnify Sublandlord for any and all liabilities arising out of such early access.

3.Use.The Sublease Premises shall be used and occupied by Subtenant solely for use as an office and other related uses consistent with the character of the Building and otherwise in compliance with the Master Lease and for no other purpose.

4.Subrental.

(a)Base Rental.  Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent of twenty-six thousand, four hundred Dollars ($26,400), calculated at the rate of three Dollars and 30/100 ($3.30) per rentable square foot of Sublease Premises (“Base Rental”).  The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease.  Base Rental and additional rent shall hereinafter be collectively referred to as “Rent.”  Subtenant shall have no right at any time to abate, reduce or set-off any Rent due hereunder except as may be expressly provided in this Sublease.

(b)Prorations.  If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

(c)Additional Rent.  Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Base Rental shall include Normal Operating Expenses for the Sublease Premises. The term “Normal Operating Expenses” shall mean the full cost of all Operating Expenses applicable to the Sublease Premises, including Common Area maintenance, property management, insurance premiums for casualty insurance maintained by Sublandlord with respect to the Building (but excluding any insurance coverage for Subtenant’s personal property), security and janitorial services provided by Sublandlord, real estate taxes, and utilities (natural gas, water, and electricity) which are allocable to Subtenant’s normal and customary use of the Sublease Premises in accordance with this Sublease. Such amounts payable by Subtenant shall be calculated based on costs and expenses attributed to the Building in which the Sublease Premises are located and the proportion of Subtenant’s occupancy thereof under this Sublease, or in the case of excess usage, based on the amount of Subtenant’s excess usage.

(d)Payment of Rent.  Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease.  All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 11 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant.  Any additional rent payable on account of items which are not payable monthly by Subtenant to Sublandlord under this Sublease is to be paid to Sublandlord as and when such items are payable by Sublandlord to third parties or to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein.  Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.  Sublandlord reserves the right to collect from Subtenant, and Subtenant shall pay to Sublandlord within thirty (30) days of receipt of an invoice therefor, the amount of any underpayment revealed after the Sublease Expiration Date or earlier termination of this Sublease by a statement of actual costs incurred by Sublandlord.

(e)Late Charge.  Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the Prime Rate (as stated under the column “Money Rates” in the Wall Street Journal) plus three percent (3%) on all amounts of Rent payable hereunder which are not paid within three (3) business days of the date on which such payment is due, such charge to accrue from the date upon which such amount was due until paid.

5.Security Deposit.  Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of twenty-six thousand, four hundred Dollars ($26,400) (“Deposit”), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease.  The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damages in case of Subtenant’s default.  If Subtenant defaults in the full and timely performance of any or all of Subtenant’s covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant’s default.  Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant’s failure to immediately do so shall constitute a default under this Sublease.  If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease in accordance with the provisions of California Civil Code Section 1950.7.  Sublandlord’s obligations with respect to the Deposit are those of a debtor and not a trustee.  Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord’s general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord’s general or other funds.  Subtenant shall not at any time be entitled to interest on the Deposit.

6.Signage.  Subtenant shall have no right to maintain Subtenant identification signs in any location in, on, or about the Sublease Premises other than a listing in the lobby directory for the Building and an identification sign located at the entry to the Building, the size, appearance and location of such signs to be subject to Sublandlord’s prior approval, where such approval shall not be unreasonably withheld, conditioned, or delayed.  The cost of such signs, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense.  If Subtenant fails to maintain its Sublease Premises sign, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

7.Incorporation of Terms of Master Lease.

(a)This Sublease is subject and subordinate to the Master Lease.  Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were “Landlord” and “Tenant,” respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease.  Notwithstanding the foregoing, to the extent provisions of the Master Lease are unique and personal to Sublandlord’s interest in the Building pursuant to the Master Lease, Subtenant shall not be required to comply with such provisions.  In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern.  Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b)For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i)In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii)In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.  In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii)In the event of any taking by eminent domain or casualty to the Sublease Premises such that Subtenant is deprived of the use and occupancy of greater than fifty percent (50%) of the Sublease Premises for a period in excess of sixty (60) days, Subtenant and Sublandlord shall each have the right to terminate this Sublease upon not less than thirty (30) days written notice to the other.  In the event of any such taking by eminent domain or casualty such that Subtenant is deprived of fifty percent (50%) or less of the use and occupancy of the Sublease Premises, or in the event Subtenant elects to continue occupancy of the remaining portion of the Sublease Premises after the occurrence of a taking or casualty giving Subtenant a right to terminate this Sublease, the Rent shall be proportionally reduced for the portion of the Term during which Subtenant is prevented from using and occupying the damaged or taken portion of the Sublease Premises.  Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain, and Subtenant shall have no rights to any portion of the award in any eminent domain proceeding affecting the Sublease Premises.

(c)During the Term, Subtenant shall maintain: (i) a policy of commercial general liability insurance with respect to its occupancy of, and activities on, the Sublease Premises and related Common Areas, which coverage shall be subject to any required waivers of subrogation as are described under Paragraph 17 of the Master Lease and shall otherwise meet the requirements of the Master Lease for such insurance coverage, and (ii) worker’s compensation and employer’s insurance required on the terms and provisions of the Master Lease.  All such policies shall name Sublandlord, Landlord and any other party required to be so named under the Master Lease as additional insureds thereunder and shall be with carriers reasonably acceptable to Sublandlord and, in all events, in accordance with the requirements of the Master Lease except as otherwise provided hereinabove.  In the event Subtenant elects to carry its own policies of casualty insurance with respect to the Sublease Premises, all such policies shall name Sublandlord and Landlord as additional insureds thereunder.  Sublandlord and Subtenant each hereby waive all rights of subrogation with respect to claims covered by the property insurance carried respectively by Sublandlord and Subtenant pursuant to the terms of this Sublease.

(d)Sublandlord and Subtenant acknowledge that this Sublease is of short duration in relation to the term of the Master Lease and, as a result, the parties do not intend that Subtenant shall be required to comply with any obligations or requirements under the Master Lease (except those which are specifically referenced as an obligation of Subtenant under this Sublease) which are of a character or nature as is reasonably determined to be inconsistent with the scope and Term of occupancy of the Sublease Premises by Subtenant under this Sublease.  In the event of a dispute regarding Subtenant’s obligation to comply with any such obligations or requirements of the Master Lease, the determination of the applicability of such obligations or requirements shall be made by Sublandlord and Subtenant in good faith with reference to current statutory and case law in California interpreting the relative obligations of a landlord and tenant in circumstances similar to the Sublease with respect to the nature of the obligation for which compliance is sought.

8.Subtenant’s Obligations.  Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant’s obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord.  Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant.  If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment.  Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

9.Sublandlord’s Obligations.  Sublandlord covenants and agrees that all obligations of Sublandlord under the Master Lease, other than those which are to be done or performed by Subtenant, with respect to the Sublease Premises shall be done or performed by Sublandlord.  Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease.  Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease; provided, however, Sublandlord shall provide all necessary assistance and cooperation to Subtenant (at no material cost or liability to Sublandlord) to enforce Sublandlord’s rights under the Master Lease to compel performance by Landlord with respect to such services or repairs to which Subtenant is entitled.  Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease unless and to the extent Sublandlord is excused from performance, or entitled to a reduction or abatement of its rental obligations to Landlord under the Master Lease also.  In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease, subject to the right of assistance and cooperation from Sublandlord described above.  Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant’s use or occupancy of the Sublease Premises. Sublandlord shall extend all reasonable cooperation to Subtenant (at no material cost or liability to Sublandlord) to enable Subtenant to receive the benefits under this Sublease, as the same are dependent upon performance under the Master Lease.

10.Default by Subtenant.  In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or at law.

11.Quiet Enjoyment.  So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises.

12.Notices.  Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord.  Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease.  Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by electronic mail, hand delivery, or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party.  Notices, demands and requests so sent shall be deemed given when the same are received.

Notices to Sublandlord shall be sent to:

REG Life Sciences, LLC

416 S Bell Ave

Ames, IA 50010

Attn: President

Notice@REGI.com

Notices to Subtenant shall be sent to the attention of:

Attn:

13.Dual Representation, Brokerage.

(a)Richard Friday of CBRE, Inc. represents the Subtenant in this transaction. CBRE, Inc. also represents the Sublandlord and is therefore acting as a dual agent. Sublandlord and Subtenant hereby confirm that each party was timely advised of the dual representation, consents to the same, and do not expect CBRE, Inc. to disclose to either party the confidential information of the other. Sublandlord shall pay Subtenant’s broker fee per separate agreement.

(b)Sublandlord and Subtenant represent and warrant to each other that no brokers other than Richard Friday of CBRE, Inc. were involved in connection with the negotiation or consummation of this Sublease.  Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, damages, losses, expenses, and liabilities

(including reasonable attorneys’ fees) incurred by said Sublandlord as a result of a breach of this representation and warranty by Subtenant.

14.Condition of Premises.  Landlord shall deliver the Sublease Premises in “as is” condition with all building systems, including HVAC, plumbing, roof/roof membrane and electrical systems in good working condition and repair and in compliance with applicable local, state, and federal codes including ADA and environmental requirements upon delivery of the Sublease Premises. Sublandlord, at Sublandlord’s sole cost, shall remove all furniture from the Sublease Premises prior to the Sublease Commencement Date, except as mutually agreed. Subtenant acknowledges that (i) it is subleasing the Sublease Premises in an “as-is” unfurnished condition, (ii) Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy other than to deliver the Sublease Premises in broom-clean condition, and (iii) Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises or the Project, or the suitability of the Sublease Premises for the conduct of Subtenant’s business.  In that regard, Subtenant waives any implied warranty that the Sublease Premises are suitable for Subtenant’s intended purposes.  Sublandlord has no obligation for any defects in the Sublease Premises, and Subtenant’s taking possession of the Sublease Premises shall be conclusive evidence that Subtenant accepts the Sublease Premises and that the same were in good condition at the time possession was taken.

15.Consent of Landlord.  Paragraph 22 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease.  This Sublease is subject to Sublandlord and Landlord’s approval of all requisite final sublease and consent documents, and the availability of the Sublease Premises.

16.Termination of the Lease.  If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder.

17.Limitation of Estate.  Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord.  Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Sublease Premises.  In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord’s breach.

18.Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease.  This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents.  None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

19.Disclosure Regarding Accessibility Inspection.  To Sublandlord’s knowledge, the Sublease Premises have not undergone an inspection by a Certified Access Specialist (“CASp”) to determine whether or not the Sublease Premises meets all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.51 et. seq.  Accordingly, pursuant to California Civil Code Section 1938(e), Sublandlord hereby further states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.  Sublandlord shall have the right (but not the obligation) to obtain a report from a CASp, and, in the event that Sublandlord does so, then, as between Sublandlord and Subtenant (regardless of whether the claim is brought by any third party, including a subtenant or invitee of Subtenant) such report, upon delivery to Sublesee shall be conclusive that Sublandlord has complied with any obligation relating specifically to matters covered by the CASp as of delivery (and exclusive of any improvements made by Subtenant) pursuant to California Civil Code Sections 55.52 and 55.53.  Sublandlord and Subtenant agree that if Subtenant requests or performs a CASp inspection of the Premises, 4535 Building or Project, then (i) Subtenant shall pay the fee for such inspection, (ii) if the results of the CASp inspection indicate that modifications or alterations are required to correct violations of construction-related accessibility standards, then Subtenant, at Subtenant’s expense, shall perform such modifications or alterations, subject to all rights of Landlord to approve all such modifications or alterations under the Master

Lease, and (iii) Subtenant shall be responsible for any and all consequences resulting from the commissioning of such inspection, including, but not limited to, implementing, managing and performing any and all repairs, improvements and/or modifications to the Premises, 4535 Building or Project required by any governing agency as a result thereof, and/or required to be performed pursuant to the Master Lease.

20.Acceptance.  The submission of this Sublease to Subtenant does not constitute an offer to lease.  This Sublease shall become effective only upon the execution and delivery thereof by both Sublandlord and Subtenant.  Sublandlord shall have no liability or obligation to Subtenant by reason of Sublandlord’s rejection of this Sublease or a failure to execute, acknowledge and deliver same to Subtenant.

21.Confidentiality.  Both Sublandlord and Subtenant agree to keep all terms and conditions of this Sublease confidential and shall not disclose any information to any third party unless that third party needs to know the information to consummate this transaction.

22.Miscellaneous.  This Sublease shall be governed by and interpreted in accordance with the laws of the State of California, except as they may be preempted by federal law.  In any action brought or arising out of this Sublease, the parties hereto hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law.  The parties hereby agree that any proceeding relating to any dispute under this Sublease or with respect to the interpretation of any provision of this Sublease shall be conducted in San Diego, California.  The headings used in this Sublease are for convenience only and shall be disregarded in interpreting the substantive provisions of this Sublease.  Time is of the essence of each term of this Sublease.  If any provision of this Sublease shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.  This Sublease may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Sublease.  In the event of any litigation or similar proceeding, action or arbitration between the parties with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorney’s fees and cost incurred in connection therewith.  Each of Sublandlord and Subtenant, respectively, warrant that it has the authority to enter into and perform its respective obligations under this Sublease, subject to the terms of the Master Lease, and that the individual executing this Sublease on behalf of Sublandlord and Subtenant, respectively, has the authority to enter into this Sublease and to execute all other documents and perform all other acts as contemplated herein.

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IN WITNESS WHEREOF, the parties have entered into this Sublease Agreement as of the date first written above.

SUBLANDLORD:

REG Life Sciences, LLC,
an Iowa limited liability company

By:
Name:
Title:

SUBTENANT:

MyoKardia, Inc.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT “A”

COPY OF MASTER LEASE

[Attached]

EXHIBIT “B”

DEMISING PLAN

600 Gateway Blvd., South San Francisco, CA, Second Floor